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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K




                         CURRENT REPORT


             Pursuant to Section 13 or Section 15(d)
             of the Securities Exchange Act of 1934



                 Date of Report - June 13, 1995



            CENTRAL HUDSON GAS & ELECTRIC CORPORATION
     (Exact name of Registrant as specified in its charter)



          New York                  1-3268           14-0555980
____________________________   ________________   _____________
(State or other jurisdiction   (Commission File   (IRS Employer
   of incorporation number)     Identification      Number)


284 South Avenue, Poughkeepsie, New York            12601-4879
________________________________________            __________
(Address of principal executive offices)            (Zip Code)



Registrant's telephone number, including area code (914) 452-2000





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            CENTRAL HUDSON GAS & ELECTRIC CORPORATION


Item 5.   Other Events.

          Reference is made to Registrant's Annual Report, as amended, on Form 10-K, for the fiscal year ended December 31, 1994 ("Annual Report"), and to the caption "Environmental Claims
- - Newburgh Manufactured Gas Site" in Item 3 of Part I thereof for a discussion of the letters received from the City of Newburgh, New York ("City") purporting to be notices pursuant to the "Citizens' Suit" provisions of the following federal laws: the Resource Conservation and Recovery Act ("RCRA"), the
Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and the Emergency Planning and Community Right to Know Act ("EPCRA").

          On May 26, 1995 the City filed a Complaint and Demand for Jury Trial, dated May 26, 1995, against Registrant in the United States District Court, Southern District of New York. Registrant was served with the Summons and Complaint on May 31, 1995.

          The City's Complaint alleges that Registrant has released certain allegedly hazardous substances without a permit from the site of Registrant's former coal gasification plant in Newburgh, New York ("Central Hudson Site") into the ground at the Central Hudson Site and into adjacent and nearby property of the City. Such Complaint alleges (i) that such releases are actionable by the City under the citizen suit and other provisions of RCRA, CERCLA and EPCRA; (ii) that the City has incurred and will incur clean-up costs for which it is entitled to recovery under RCRA and CERCLA; (iii) that Registrant has failed to report these substances and their release, to the appropriate local state and Federal authorities pursuant to CERCLA and EPCRA; and (iv) a number of nuisance, trespass, damage and indemnification claims against Registrant pursuant to state law.

          The City seeks injunctive relief against such alleged disposal, storage or release of hazardous substances at the Central Hudson Site and abatement and remediation of the conditions alleged to lead to endangerment of the City's property, the Central Hudson Site and all other affected property, payment of restitution of clean-up costs and money damages of at least $70 million, assessment of certain civil penalties under RCRA, CERCLA and EPCRA and the City's costs and attorneys' fees in such action.

          Registrant intends to take all reasonable steps to engage in discussions with the City which could lead to a settlement of this matter; however, if a reasonable settlement cannot be reached, Registrant intends to defend this action vigorously.

          Registrant has put its liability insurers on notice of this action and will seek reimbursement from its insurance carriers for the cost of defense and the cost of any liability, but Registrant cannot predict the extent of such reimbursement at this time.

          If Registrant were to be held liable for the monetary amounts demanded in the Complaint and if insurance coverage were not available, such amounts could have a material adverse effect on Registrant.

                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                                    (Registrant)


                    By ______________________________________
                              John E. Mack III,
                          Chairman of the Board and
                           Chief Executive Officer


Dated: June 13, 1995

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